SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (“Agreement”) is made and entered into as of October 10, 2013, by and between Enerpulse, Inc., a Delaware corporation (“Enerpulse”) on the one hand, and Federal-Mogul Corporation, a Delaware corporation (“Federal-Mogul”) and Federal-Mogul Worldwide Inc., a Michigan corporation (“Federal-Mogul Worldwide”), on the other hand, (each a “Party” and collectively the “Parties").

          Recitals

WHEREAS, Federal-Mogul and Enerpulse are technology companies both providing high quality spark ignition devices for the automotive and other industries;

WHEREAS, Enerpulse engaged Federal-Mogul to develop a prototype product for Enerpulse under a Non-Disclosure Agreement effective December 12, 2002 (the “NDA”), and Federal-Mogul did produce a prototype;

WHEREAS, Federal-Mogul Worldwide owns U.S. Patent No. 8,278,808 and U.S. Patent Application Serial No. 13/607,224, with the named inventor of each being James D. Lykowski (collectively, the “Subject Patent Rights”);

WHEREAS, Enerpulse has alleged that Federal-Mogul breached the NDA by appropriating and using confidential information of Enerpulse including by filing with the United States Patent and Trademark Office (“USPTO”) for the Subject Patent Rights and assigning them to Federal-Mogul Worldwide, and Federal-Mogul denies that it has breached the NDA in any fashion (the “Dispute”);

WHEREAS, Enerpulse has filed a lawsuit, titled Enerpulse, Inc. v. Federal-Mogul Corporation and Federal-Mogul Worldwide, Inc., New Mexico Second Judicial District Court Case No. D-202-CV-2013-02515 (the “Lawsuit”) in which it alleges facts giving rise to the Dispute, which Lawsuit has not been formally served with a summons on either Federal-Mogul or Federal-Mogul Worldwide, but of which they have been made aware and have been provided a copy of the Complaint; and

WHEREAS, the Parties wish to settle all of the disputes and controversies underlying the Dispute and the Lawsuit; and

NOW THEREFORE, in consideration of the mutual promises and covenants between and among the Parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

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1.          Patent Rights Assignment and other Obligations.

1.1          Patent Rights Partial Assignment by Federal-Mogul Worldwide. Concurrent with the Parties’ execution of this Agreement, Federal-Mogul Worldwide shall execute the Partial Assignment attached as Exhibit A (transferring to Enerpulse an undivided one-half interest in the Subject Patent Rights), and shall have same recorded with the USPTO within fourteen (14) days thereafter.

1.2          Agreement to Share Burden of Certain USPTO Patent Fees. Enerpulse agrees to pay to Federal-Mogul Worldwide half of the future costs of USPTO maintenance fees and issue fees for the Subject Patent Rights, within thirty (30) days of invoice by Federal-Mogul Worldwide to Enerpulse. Enerpulse and Federal-Mogul Worldwide may agree in the future to allow the Subject Patent Rights to lapse or expire for non-payment of USPTO fees, or, if only one Party so wishes, that Party shall assign all of its Subject Patent Rights to the other Party.

1.3          Agreement to Investigate Inventorship. The Parties agree to use commercially reasonable efforts to determine the proper inventorship entity for the Subject Patent Rights and to cooperate to take any necessary actions at the USPTO to correct inventorship. Such commercially reasonable efforts may entail execution of a new Non-Disclosure Agreement between the parties concerning the technology of the Subject Patent Rights.

1.4          Agreement to Withdraw Lawsuit. Within fourteen (14) days of the Parties’ execution of this Agreement, Enerpulse shall withdraw the complaint filed in the Lawsuit, and take any other necessary steps to cause the Lawsuit to be dismissed with prejudice.

2.          Mutual Release. Except for obligations set forth in this Agreement, each Party hereby irrevocably and unconditionally releases, acquits and forever discharges the other Party and the other Party’s respective heirs, officers, agents, representatives, employees, members, parents, subsidiaries, predecessors, successors, attorneys, assigns and all persons acting on behalf of, through or at the direction of that other Party from any and all claims, debts, liabilities, demands, obligations, costs, expenses, attorneys’ fees, damages, actions and causes of action, of whatsoever kind or nature, whether known or unknown, which either Party now has against the other Party arising from or related to the Dispute or the Lawsuit.

3.           Purpose of Settlement/Non-admission. Execution and compliance with the terms of this Agreement shall not be construed as an admission by either of the Parties of any liability of any kind to the other nor to any other person, which liability is expressly denied.

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4.           Representations and Warranties. Each Party represents, warrants and agrees as follows:

4.1          Confidentiality. The Parties agree to maintain in confidence and not disclose the terms and conditions of the settlement effected in this Agreement, except as required by law or as may be necessary to enforce the terms of this Agreement. The parties may disclose to third parties that the matter has been settled.

4.2          No Reliance on Representations. Except as expressly stated in this Agreement, no Party (nor any officer, director, partner, agent, employee, representative or attorney of or for any of the Parties) has relied on any statement, representation or promise of any other Party in executing this Agreement or in making the settlement provided herein.

4.3          Assistance of Counsel. Each of the Parties has received independent legal advice from that Party’s attorneys with respect to the advisability of making the settlement provided for herein, with respect to the advisability of executing this Agreement and with respect to the meaning of any and all applicable law the consequences and advisability of waiving any benefit provided by those laws.

4.4          Additional Documents. Each of the Parties shall execute all such further and additional documents as shall be reasonable, convenient, necessary or desirable to carry out the release, settlement, and other provisions of this Agreement.

5.           Miscellaneous          .

5.1          Applicable Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, which shall retain jurisdiction to resolve disputes concerning this Agreement.

5.2          Entire Agreement. This Agreement is the entire agreement between the Parties with respect to its subject matter and supersedes all prior and contemporaneous oral and written agreements, understandings and discussions. No license or right is hereby granted by implication, estoppel, or otherwise, which is not specifically granted to a Party hereunder.

5.3          Amendment. This Agreement may be amended or modified only by a writing signed by both Parties.

5.4          Successors in Interest. This Agreement shall inure to the benefit of and be binding upon each Party and each Party’s respective heirs, officers, agents, representatives, employees, members, parents, subsidiaries, predecessors, successors, attorneys, assigns and all persons acting on behalf of, through or at the direction of that Party.

5.5          Costs. Each Party shall bear its own attorneys’ fees and other costs incurred in prosecuting and defending the Lawsuit, in negotiating the settlement (and drafting this Agreement), and otherwise.

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5.6          Construction. Each of the Parties has cooperated in the drafting and preparation of this Agreement. Accordingly, this Agreement shall not be construed against either Party.

5.7          Counterparts. This Agreement may be executed in counterparts. A facsimile signature shall be regarded as an original signature.

IN WITNESS WHEREOF, this SETTLEMENT AGREEMENT AND MUTUAL RELEASE is entered into as of the date first set forth above.

ENERPULSE, INC.		FEDERAL-MOGUL CORPORATION

By:	/s/ Joseph E. Gonnella	By:	/s/ MaryAnn Frick
Name:	Joseph E. Gonnella	Name:	MaryAnn Frick
Its:	Chief Executive Officer	Its:	Intellectual Property Counsel

FEDERAL-MOGUL WORLDWIDE, INC.

By:	/s/ MaryAnn Frick
Name:	MaryAnn Frick
Its:	Intellectual Property Counsel

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PARTIAL ASSIGNMENT OF INVENTION AND PATENT RIGHTS

Inventor:	James D. Lykowski

Serial Nos.:	11/673,815 and 13/607,224

Filing Dates:	February 12, 2007 and September 7, 2012

For valuable consideration received or to be received, Federal-Mogul Worldwide, Inc., a Michigan corporation (hereinafter "Assignor"), hereby sells, assigns and transfers unto Enerpulse, Inc., a Delaware corporation (hereinafter "Assignee"), a fifty percent (50%) undivided interest, for the United States of America and for all foreign countries, including all rights of priority under the international conventions and treaties, in and to a certain Invention known as “Metallic Insulator Coating for High Capacity Spark Plug”, and in all Letters Patent of the United States of America and of all foreign countries which may or shall be granted on said Invention, or any parts thereof.

The Invention hereby assigned is described in patent applications filed in the United States Patent and Trademark Office on February 12, 2007 and September 7, 2012, and given U.S. Patent Application Serial Nos. 11/673,815 and 13/607,224. Serial No. 11/673,815 has issued as U.S. Patent No. 8,278,808.

Assignor hereby assigns and conveys to Assignee a fifty percent (50%) undivided title and interest in such patent applications and in all other applications based thereon, including all types of continuing, continuation-in-part, reissue, and reexamination applications, and in all Letters Patent that issue from any such applications. Accordingly, both Assignor and Assignee shall be able to make, use, sell, import, and license rights to the Invention to third parties.

Assignor's rights in the Invention and any patent applications and Letters Patent thereon have not been previously assigned, mortgaged or otherwise encumbered, and Assignor warrants that Assignor has full right, power and authority to assign such rights to Assignee.

DATED this 10th day of October, 2013.

FEDERAL-MOGUL WORLDWIDE, INC.

By:	/s/ MaryAnn Frick
Name:	MaryAnn Frick
Its:	Intellectual Property Counsel

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